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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 3, 1997
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                            PREMIER BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)



        GEORGIA                             0-24528              58-1793778
(State or other jurisdiction of       (Commission File No.)    (IRS Employer
incorporation or organization)                               Identification No.)




                               2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)
                                 (404) 814-3090
              (Registrant's telephone number, including area code)



              Former Name: First Alliance/Premier Bancshares, Inc.



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ITEM 5.   OTHER EVENTS

     On February 3, 1997, Premier Bancshares, Inc. ("Premier"), and The Central and Southern Holding Company ("Central and Southern"), entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which Central and Southern will be merged with and into Premier and Premier will be the Surviving Corporation. Following the transaction Premier Bancshares, Inc. will have assets of approximately $520,000,000.

     The transaction is subject to approval by the shareholders of Premier and Central and Southern, appropriate regulatory approvals and the satisfaction of certain other conditions contained in the Agreement.

     Based in the Atlanta metropolitan area, Premier is a bank and thrift holding company with four subsidiaries, First Alliance Bank; Premier Bank, FSB; Premier Lending Corporation and Alliance Finance Company. On February 4, 1997, Premier changed its name to "Premier Bancshares, Inc."

     Central and Southern is a bank and thrift holding company, headquartered in Milledgeville, Georgia with two subsidiaries, The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, FSB.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits
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         99  -    Press Release.


                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PREMIER BANCSHARES, INC.


  Date: February 11, 1997                 /s/ Frank H. Roach
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                                        FRANK H. ROACH
                                        Executive Vice President and
                                        Chief Financial Officer